UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2019

BROADWAY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27464	95-4547287
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5055 Wilshire Boulevard Suite 500, Los Angeles, California	90036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Broadway Financial Corporation (the “Company”) appointed Mr. Jack T. Thompson to the Board of Directors of the Company and its wholly owned subsidiary, Broadway Federal Bank, f.s.b., effective January 23, 2019.  This appointment increases the membership of the Board of Directors from seven to eight.  Mr. Thompson will serve on the Compensation, Corporate Governance, and Risk/Compliance Committees of the Board.

Mr. Thompson provides the Board with important experience and insight into the financial services industry.  Mr. Thompson is the nominee of CJA Private Equity Financial Restructuring Master Fund I, L.P. (“CJA”), an institutional stockholder that recently elected to exercise its right to nominate a candidate to the Board of Directors of the Company.  In connection with CJA’s purchase of our capital stock in 2013, we agreed to use our reasonable best efforts to cause one person nominated by CJA to be elected to serve on our Board of Directors so long as it, together with its affiliates, beneficially owns at least four percent (4%) of our total outstanding capital stock.  Mr. Thompson became a director on January 23, 2018 to fill a Board vacancy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION
(Registrant)

Date: January 29, 2019	By	/s/ Brenda J. Battey
Brenda J. Battey
Chief Financial Officer